Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 19th day of December, 2005, by and between Halter Financial Investments, L.P., a Texas limited partnership ("Purchaser"), maintaining an address at 12890 Hilltop Road, Argyle, Texas 76226, and Hisonic International Inc., formerly MYTOP International Inc., a Virginia corporation (the "Company"), maintaining an address at 8300 Greensboro Drive, Suite 800, McLean, VA 22102.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company 20,000,000 shares (the "Shares") of the common capital stock of MGCC Investment Strategies Inc.("MGCC"), representing approximately 86.4% of the MGCC's issued and outstanding common capital stock at the time of Closing (as hereinafter defined), upon the terms, provisions, and conditions and for the consideration hereinafter set forth; and

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

Section 1. Issuance and Sale of Shares.

         Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, the Company agrees to sell and deliver the Shares to Purchaser, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and Purchaser agrees to purchase the Shares from the Company for the consideration hereinafter set forth.

Section 2. Purchase Price.

         The total purchase price to be paid to the Company by Purchaser for the Shares is $300,000.00 (the "Purchase Price"), payable in cash by wire transfer of immediately available funds.

Section 3. The Closing.

         The Closing of the transaction shall take place at the office of Burk & Reedy LLP, 1818 N. Street NW, Suite 701, Washington DC. Upon execution of this Agreement (the "Closing"), the Company shall deliver to Purchaser a certificate(s) evidencing the Shares issued in the name of Purchaser, and immediately upon delivery thereof, Purchaser shall deliver to Company the Purchase Price.




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Section 4. Representations and Warranties of the Company.

         In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to Purchaser to the best of Company's knowledge as follows:

         4.1. Organization, Standing and Power.

         MGCC is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. MGCC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has heretofore delivered to the Purchaser true and complete copies of MGCC's Articles of Incorporation, as amended, and By-laws, each as currently in effect. MGCC has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

         4.2. Validity of Transaction.

         This Agreement and, as applicable, each other agreement contemplated hereby are, or upon execution will be, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares are sold, assigned, transferred and conveyed to Purchaser pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable. The execution, delivery and performance of this Agreement have been duly authorized by the Company and will not violate any applicable federal or state law, any order of any court or government agency or the Articles of Incorporation or By-laws of the Company. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement by which the Company or any of its respective assets may be bound. The Company does not have any knowledge that any consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by the Company of this Agreement or any documents related thereto.

         4.3. Capital Structure.

         The authorized capital stock of MGCC consists of 90,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"). As of the date of this Agreement, there are 23,137,000 shares of Common Stock issued and outstanding. No shares of Common Stock are held by MGCC in its treasury. All outstanding shares of capital stock of MGCC have been duly authorized and validly issued, are fully paid and nonassessable, and were not subject to



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preemptive  or similar  rights at the time of  issuance.  No bonds,  debentures, notes or other indebtedness of MGCC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of MGCC may vote are issued or outstanding. There are no outstanding stock appreciation rights or similar derivative securities or rights, including options or warrants, of MGCC.

         4.4. Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

         Except as otherwise set forth in Schedule 4.4 to this Agreement, MGCC has no Liabilities. "Liability" means, as to any person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with accounting practices generally accepted in the United States ("GAAP") to be reflected, in such person's balance sheet.

         4.5. Compliance with Applicable Laws.

         MGCC has, and after giving effect to the transactions contemplated hereby will have, in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except (a) for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Material Adverse Effect, or (b) notices to be filed with the U.S. Securities and Exchange Commission ("SEC") and state securities agencies with regard to transactions contemplated herein. For purposes of this Agreement, the term " Material Adverse Effect" means any material adverse effect with respect to MGCC, taken as a whole, or any change or effect that adversely affects, or is reasonably expected to adversely affect, the ability of MGCC to maintain its current business operations. MGCC is in compliance with, and has no liability or obligation under, all applicable statutes, laws, ordinances, rules, orders and regulations of any court or governmental or regulatory authority or body ("Governmental Entity"), including any liability or obligation to undertake any remedial action under hazardous substances laws, except for (y) instances of non-compliance, liabilities or obligations, which individually or in the aggregate would only have an immaterial effect, or (z) notices to be filed with the SEC and state securities agencies with regard to transactions contemplated herein.

         4.6. Litigation, etc.

         As of the date hereof, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or threatened against MGCC (including, without limitation, any product liability claims) before any Governmental Entity, and (b) MGCC is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions,



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claims or proceedings pending or threatened,  seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

         4.7. Disclosure.

         The representations and warranties and statements of fact made in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         4.8. Taxes and Tax Returns.

         All taxes payable have been paid when due; there is no examination or audit, or any claim, asserted deficiency or assessment for additional taxes in progress, pending, or threatened, nor is there any reasonable basis for the assertion of any such claim, deficiency or assessment; no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against MGCC with respect to payment of or failure to pay any taxes which have not been paid or resolved without further liability to MGCC. MGCC has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes. Proper amounts have been withheld by MGCC from its employees' compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. MGCC is not a party to any tax-sharing or tax-allocation agreement, nor does MGCC owe any amounts under any tax-sharing or tax-allocation agreement.

         4.9. Employee Benefit Plans.

         MGCC does not have in place any arrangement or policy (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by MGCC, or to which MGCC contributes, and which covers any employee or former employee of MGCC or under which MGCC has any liability, including "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         MGCC is not a party to any collective bargaining agreements. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar charges or actions pending or threatened by any of the employees, former employees or employment applicants of MGCC that would have a Material Adverse Effect.

         4.10. Certain Contracts.

         There are no written employment agreements or termination agreements with current officers, directors or consultants of MGCC and to which MGCC is a party.




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

         As of the date of this Agreement, (i) MGCC is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by MGCC) which contemplates the payment of amounts in excess of $5,000, or which otherwise is material to the operations, assets or financial condition of MGCC, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income and (ii) no commitment, agreement or other instrument to which MGCC is a party or by which it is bound limits the freedom of MGCC to compete in any line of business or with any person.

         As of the date of this Agreement, MGCC is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement, license agreement (as to royalty payments) or other commitment or arrangement.

         4.11. Assets; Properties and Insurance.

         MGCC has no assets, whether tangible or intangible, owns no real property and maintains no insurance of any kind.

         4.12. Minute Books.

         The minute book of MGCC contains records which, in all material respects, accurately record all meetings of their stockholders and Board of Directors (including committees of the Board of Directors).

         4.13. Environmental Matters.

         MGCC has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that MGCC is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of MGCC. MGCC does not have any knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by MGCC, or owned or controlled by MGCC as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, regional, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect. MGCC does not have any knowledge that, during MGCC's ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable national, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials.

         4.14. Loans, etc.

         As of the date of this Agreement, there are no liabilities, obligations or indebtedness of any kind whatsoever chargeable to any MGCC stockholder and payable to MGCC by a MGCC stockholder other than a $30,000 loan from the Company to MGCC made in June, 2005, which the Company will forgive upon the Closing.



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         4.15. Intellectual Property.

         There are no arrangements relating to the use by MGCC of any intellectual property owned by another person, and MGCC has not at any time been in breach of such arrangements. MGCC has not granted and is not obligated to grant a license, assignment or other right with respect to any intellectual property.

         4.16. Criminal Proceedings.

         Neither MGCC and its respective officers, directors, affiliates, promoters nor any predecessor of MGCC have been subject to or suffered any of the following:

         o Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

         o Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities within ten (10) years from the date hereof; or

         o Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission ("CFTC") to have violated a federal or state securities or commodities law within ten (10) years from the date hereof, and the judgment has not been reversed, suspended or vacated.

         4.17. No Stockholder Approval Required.

         The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada General Corporation Law ("NGCL") do not apply to the Company due to the fact that the Company does not meet the definition of "issuing corporation" set forth in Section 78.3788 of the NGCL.

Section 5. Representations and Warranties of Purchaser.

         Purchaser acknowledges and understands that the Shares are being acquired for investment in a transaction that is considered to be exempt from registration. In connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to the Company to the best of Purchaser's knowledge that:

         5.1. Organization, Standing and Power.

         Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary.



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

         5.2. Validity of Transaction.

         This Agreement and, as applicable, each other agreement contemplated hereby are, or upon execution will be, valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms against the Purchaser, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. The execution, delivery and performance of this Agreement have been duly authorized by the Purchaser and will not violate any applicable federal or state law, any order of any court or government agency or the Articles of Incorporation or By-laws of the Purchaser. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Purchaser pursuant to the terms of any agreement by which the Purchaser or any of its respective assets may be bound. The Purchaser does not have any knowledge that any consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by the Purchaser of this Agreement or any documents related thereto.

         5.3. Investment Purposes.

         Purchaser is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder (collectively, the "Act").

         5.4. Disposition of Shares.

         Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act.

         5.5. Economic Risk.

         Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

         5.6. No Public Solicitation.

         The sale of the Shares to Purchaser is being made without any public solicitation or advertisements.

         5.7. Criminal Proceedings.

         Neither  the  Purchaser  and  its   respective   officers,   directors,
affiliates, promoters nor any predecessor of the Purchaser have been subject to or suffered any of the following:




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

         o Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

         o Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities within ten (10) years of the date hereof; or

         o Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the CFTC to have violated a federal or state securities or commodities law within ten (10) years of the date hereof, and the judgment has not been reversed, suspended or vacated.

         5.8. Information.

         Purchaser has received and reviewed such information as Purchaser deems necessary to evaluate the risks and merits of its investment in MGCC.

         5.9. Accredited Investor.

         Purchaser is an "accredited investor" within the meaning of rule 501 of Regulation D promulgated under the Act.

         5.10. Financial Matters Experience.

         Purchaser has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares.

Section 6. Conditions to the Obligations of Purchaser at Closing.

         The   obligations  of  Purchaser  at  Closing  are   conditioned   upon
satisfaction, on or prior to such date, of the following conditions, which conditions are further conditioned upon the delivery of the Purchase Price by
Purchaser:

         6.1. Stock Certificates.

         The Company shall have delivered to Purchaser certificate(s) issued in the name of Purchaser representing the number of Shares to be purchased by Purchaser pursuant to this Agreement.

         6.2. Resignation and Appointment of Officers and Directors.

         MGCC shall have delivered duly executed letters of resignation from each of its officers and each director; however, Rachel Kang shall remain a director of the Company until such time as Timothy P. Halter shall be appointed to the Board of Directors in accordance with Rule 14f-1 of the Securities



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Exchange Act of 1934, as amended (the  "Exchange  Act").  The Company shall have also delivered resolutions approved by the Board of Directors duly appointing Timothy P. Halter as the sole officer of the Company, holding the titles of President, Secretary and Chief Accounting Officer, and as a member of the Board of Directors in compliance with Rule 14f-1 of the Exchange Act.

Section 7. Closing and Post-Closing Obligations.

         7.1. Reverse Split.

         Within 30 days of the Closing, MGCC shall, under the direction of Purchaser, make all necessary filings to effect a 20 for one reverse split of MGCC's common capital stock (the "Reverse Split"). Pursuant to the Reverse Split, following the 20 for one conversion any partial shares of common capital stock will be rounded up to the next full share.

         7.2. Put Option Agreement.

         After completion of the Reverse Split, Purchaser, Rachel (Pin) Kang and the Company shall enter into a Put Option Agreement pursuant to which the Company and Rachel (Pin) Kang may require Purchaser to purchase up to 75,000 post Reverse Split shares of common capital stock of MGCC held by the Company and Rachel (Pin) Kang at a price per share of $4.00 at any time during the period of time commencing six months following the effectiveness of the Reverse Split and ending six months after MGCC's completion of a transaction whereby MGCC acquires operating control, or substantially all of the assets, of a privately held corporation generating revenues as reported in financial statements audited in conformity with GAAP. The Put Option Agreement shall be in the form as attached hereto as Exhibit "A".

Section 8. Indemnification.

         The Company acknowledges that it understands the meaning and legal consequences of its representations, warranties and covenants and that the Purchaser has relied upon such representations, warranties, and covenants, and the Company hereby agrees to indemnify and hold harmless the Purchaser and its agents and employees for a period of one year from the date of this Agreement from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty, or covenant or any adverse consequence suffered by Purchaser as a result of the operation of MGCC by Purchaser.

         The Purchaser acknowledges that it understands the meaning and legal consequences of its representations, warranties and covenants and that the Purchaser has relied upon such representations, warranties, and covenants, and the Purchaser hereby agrees to indemnify and hold harmless the Company and its agents and employees for a period of one year from the date of this Agreement from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty, or covenant by Purchaser resulting in any adverse consequence suffered by Company. In addition, the Purchaser agrees to indemnify and hold harmless Rachel (Pin) Kang from and against any and all loss, damage or liability due to or arising out of her serving, at the request of the Purchaser, as a "holdover" director .



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Section 9. Survival of Representations and Warranties.

         All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the Closing and shall be unaffected by any investigation made by any party at any time.

Section 10. Entirety and Modification.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. Section 11. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Section 12. Notices.

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified mail, or sent by overnight delivery service to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices shall be deemed given when postmarked (if mailed), when delivered to an overnight delivery service or, if hand delivered, when delivered to the recipient.

Section 13. Severability.

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 14. Headings.

         The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

Section 15. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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Section 16. Legal Fees and Costs.

         If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties.

Section 17. Publicity.

         Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

Section 18. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without reference to conflicts of law provisions.

Section 19. Jurisdiction.

         Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address specified in Section 12, such service to become effective 10 days after such mailing.



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

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

PURCHASER:                             HALTER FINANCIAL INVESTMENTS, L.P.


                                       By: Halter Financial Investments GP, LLC,
                                           its general partner


                                           By: /s/ Timothy P. Halter
                                              ----------------------------------
                                              Timothy P. Halter, Chairman

THE COMPANY:                           HISONIC INTERNATIONAL INC.


                                       By: /s/ Rachel Kang
                                          --------------------------------------
                                          President, Chief Executive Officer













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